UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 11, 2011 (April 8, 2011)

Cephalon, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Rd.
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(b)           On April 8, 2011, Charles A. Sanders, M.D. retired from the Board of Directors of Cephalon, Inc. (the “Company”) effective immediately due to his ongoing health issues.  There is no disagreement between Dr. Sanders and the Company that led to his retirement.

Item 8.01	Other Events

On March 29, 2011, Valeant Pharmaceuticals International, Inc., a Canadian corporation ("Valeant") stated publicly that it intended to commence in the future a tender offer to acquire all outstanding shares of common stock, par value $0.01, of the Company for $73.00 per share (the "Intended Tender Offer").

On April 9, 2011, Cephalon's Board of Directors (the "Board") took action, as permitted by the Second Amended and Restated Rights Agreement, dated as of October 27, 2003 (as amended from time to time, the "Rights Agreement") by and between the Company and American Stock Transfer & Trust Company as Rights Agent (as amended from time to time, the "Rights Agreement"), to postpone the Distribution Date (as defined in the Rights Agreement), which otherwise would have occurred on the tenth business day following Valeant’s announcement of the Intended Tender Offer, until such date as may be subsequently determined by the Board.

The Rights Agreement was filed with the Securities and Exchange Commission as an exhibit to the Cephalon Form 8-A/12G on October 27, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: April 11, 2011	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President, General Counsel & Secretary